UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2019

TEGNA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8350 Broad Street Suite 2000 Tysons, Virginia		22102-5151
(Address of Principal Executive Offices)		(Zip Code)

(703) 873-6600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 8.01 is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On September 13, 2019, TEGNA Inc. (“TEGNA”) completed the sale of $1,100,000,000 aggregate principal amount of its 5.000% Senior Notes due 2029 (the “Notes”). The Notes were offered only to eligible purchasers through a private placement and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. TEGNA will pay interest on the Notes semi-annually, in arrears, on March 15 and September 15 of each year, commencing on March 15, 2020, to holders of record on the immediately preceding March 1 and September 1. The Notes will rank equally with TEGNA’s outstanding bonds and credit agreement. The Notes are guaranteed on a senior basis by certain subsidiaries of TEGNA.

TEGNA will be required to repurchase the Notes under specified circumstances constituting a change of control (as defined in the Notes) of TEGNA. In addition, on or after September 15, 2024, TEGNA may, at its option, redeem the Notes at the redemption prices and subject to terms set forth in the Notes, together with accrued and unpaid interest thereon, if any, to the redemption date. At any time prior to September 15, 2024, TEGNA may on any one or more occasions redeem all or part of such series of Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, the date of redemption. At any time prior to September 15, 2022, TEGNA may use the proceeds of certain equity offerings to redeem up to 35% of the Notes at specified redemption prices plus accrued and unpaid interest, if any, to the date of redemption.

The Notes also provide for certain customary events of default, including, among others, nonpayment of principal or interest, bankruptcy and insolvency events, and cross acceleration, which would permit, or automatically cause, as applicable, the principal, premium, if any, interest and other monetary obligations on all the then outstanding Notes to be declared due and payable immediately.

On September 13, 2019, TEGNA issued a press release announcing the completion of the offering and issuance of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of TEGNA Inc., dated September 13, 2019.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA INC.

By:	/s/ Akin S. Harrison
Akin S. Harrison
Senior Vice President, General Counsel and Secretary

Date: September 13, 2019